UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 24, 2009

CASPIAN SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-33215	87-0617371
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification Number)

257 East 200 South, Suite 490, Salt Lake City, Utah
(Address of principal executive offices)

84101
(Zip code)

(801) 746-3700
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 24, 2009 Balykshy L.L.P. (“Balykshy”), a majority owned subsidiary of Caspian Services, Inc. (the “Company”) and European Bank for Reconstruction and Development (“EBRD”) closed a Second Amendment to Loan Agreement, dated October 22, 2009, between Balykshy L.L.P. and European Bank for Reconstruction and Development (the “Second Amendment”). On the same date, Balykshy, the Company and EBRD closed an Amendment Deed to Deed of Financial and Performance Guarantee, dated October 22, 2009, between Balykshy L.L.P., Caspian Services, Inc. and European Bank for Reconstruction and Development (the “Amendment Deed”).

The Second Amendment makes certain changes to the original Loan Agreement between Balykshy and EBRD dated 21 December 2006, as amended by the First Amendment to the Loan Agreement dated 28 June 2007 (the “Loan Agreement”). Pursuant to the Loan Agreement, EBRD made available to Balykshy two loans in the total amount of $32 million to help fund construction of Balykshy’s Atash marine base. Subsequent to the execution of the Loan Agreement, certain changes to the planned facilities of the marine base have been made which the Company and Balykshy anticipate will reduce the capital expenditures required to complete construction of the marine base. As a result of these changes, EBRD agreed to accept an early repayment of $11.8 million dollars that had been loaned to Balykshy under the Loan Agreement. EBRD and Balykshy also agreed to reduce the total loan amount available under the Loan Agreement to $18.6 million, to combine the two loans into a single loan and to waive certain covenants of the original loan agreement related to calculations of financial ratios. EBRD agreed to a waiver of the partial prepayment fee provided for under the Loan Agreement in connection with the $11.8 million payment. Balykshy was, however, required to pay a loan restructuring fee of $93,000.

In connection with the Second Amendment, the margin paid by the Company has increased 1.5% to: a) 7% per annum prior to the Project Completion Date and the Service Contracts Threshold Date; b) 6.25% per annum prior to the Project Completion Date but on or after the Service Contracts Threshold Date; c) 5.50% per annum on and after the Project Completion Date.

The repayment terms have also been revised. The Loan Agreement provided that Balykshy would repay the loan in ten equal (or nearly equal) semi-annual installments commencing on 20 November 2010. The Second Amendment provides that loan will be repaid in eight equal (or nearly equal) semi-annual installments commencing on 20 November 2011.

The descriptions of the Second Amendment and the Amendment Deed in this Current Report are only summaries of those documents and are qualified in their entirety by reference to the terms of the Second Amendment and the Amendment Deed, respectively, copies of which are attached as exhibits to this Current Report.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1	Second Amendment to Loan Agreement, dated October 22, 2009, between Balykshy L.L.P. and European Bank for Reconstruction and Development.

Exhibit 10.2	Amendment Deed to Deed of Financial and Performance Guarantee, dated October 22, 2009, between Balykshy L.L.P., Caspian Services, Inc. and European Bank for Reconstruction and Development.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASPIAN SERVICES, INC.

Date: November 24, 2009	By:	/s/ Alexey Kotov
Alexey Kotov
Corporate Secretary